Exhibit 99.1

ARKO Corp. Announces Pricing of its Senior Unsecured Notes Offering

RICHMOND, VA, October 14, 2021 – ARKO Corp. (Nasdaq: ARKO) (the “Company”) today announced the pricing of its previously announced private offering of $450.0 million aggregate principal amount of 5.125% Senior Unsecured Notes due 2029 (the “Notes”). The Company intends to use the net proceeds from the offering of the Notes to repay in full the outstanding balance under its credit facility with Ares Capital Corporation, repay certain existing indebtedness under its other senior secured credit facilities and for general corporate purposes. The Company expects the offering of the Notes to close on or around October 21, 2021, subject to customary closing conditions.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) owns 100% of GPM Investments, LLC (“GPM”). Based in Richmond, VA, GPM was founded in 2003 with 169 stores and has grown through acquisitions to become the 6th largest convenience store chain in the United States, operating or supplying fuel to approximately 3,000 locations in 33 states and the District of Columbia, comprised of approximately 1,400 company-operated stores and approximately 1,650 dealer sites to which we supply fuel. We operate in three reportable segments: retail, which consists of fuel and merchandise sales to retail consumers; wholesale, which supplies fuel to third-party dealers and consignment agents; and GPM Petroleum, which supplies fuel to our sites (both in the retail and wholesale segments). Our stores offer fas REWARDS® high value loyalty program, a large selection of beverages, coffee, fountain drinks, candy, salty snacks, and many other products to meet the needs of the everyday customer.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; our ability to maintain the listing of our common stock and warrants on the Nasdaq Stock Market; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which we compete; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets (including with respect to new variants of the virus), general economic conditions, unemployment and our liquidity, operations and personnel; and the outcome of any known or unknown litigation and regulatory proceedings. Detailed information about these factors and additional important factors can be found in the documents that ARKO files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. ARKO assumes no obligation to update forward-looking information, except as required by applicable law.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Chris Mandeville

ICR on behalf of ARKO

ARKO@icrinc.com